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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2002




                          TELSCAPE INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                                                                      75-2433637
  (State or other jurisdiction                             (Commission                                 (I.R.S. Employer
        of incorporation)                                 File Number)                                Identification No.)

                       1325 NORTHMEADOW PARKWAY, SUITE 110
                                 ROSEWELL, GEORGIA                   30076
                     (Address of Principal Executive Offices)      (Zip Code)

                                 (770) 432-6800
               Registrant's Telephone Number, Including Area Code



                                       N/A
          (Former name or former address, if changed since last report)








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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  As previously reported, Telscape International, Inc., a Delaware corporation (the "Company"), together with its affiliated debtors (the "Debtors"), filed voluntary Petitions for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware ("Bankruptcy Court"), Case No. 01-1563 (Jointly Administered), on April 27, 2001. David Neier has been appointed Chapter 11 Trustee for the Debtors (the "Trustee").

                  On November 29, 2002, the Trustee, on behalf of the Debtors, Lambco Telecommunications, U.S.A., Inc. ("Lambco USA") and its affiliate, Lambco Telecommunicaciones de Mexico, S.A. de C.V. ("Lambco Mexico"), entered into an asset purchase agreement (the Purchase Agreement") under which Lambco USA will acquire stock in Telereunion S.A. de C.V. ("Telereunion"), the principal remaining asset of the Debtors, and Lambco Mexico will acquire the assets of Telereunion and related stock of affiliated non-Debtor and Debtor companies (the "Telscape Companies"). Telereunion and certain of the Telscape Companies operate a fiber optic network and provide telecommunications and other services in Mexico and, through the Debtors, in the United States. The $18,750,000 purchase price for the stock and assets was arrived at through arms-length negotiations between the parties. In addition, pursuant to a Secured Debtor In Possession Credit and Security Agreement (the "DIP Loan Agreement") by and between the Trustee, on behalf of the Debtors, and Telereunion, as borrowers (the "Borrowers") and Lambco USA, as lender, the Borrowers seek to obtain up to $8,600,000 in debt financing from Lambco USA. The Purchase Agreement, the DIP Loan Agreement and pleadings concerning these agreements and the sale are publicly available at http://www.deb.uscourts.gov or may be obtained by contacting either the United State Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, DE 19801 or the Trustee, David Neier, Winston & Strawn, 200 Park Avenue, New York, NY 10166; (phone) (212) 294-5318, (fax) (212) 294-4700;
email: dneier@winston.com.

                  In connection with the transaction described above, on December 4, 2002, the Trustee, on behalf of the Debtors, filed the following motions with the Bankruptcy Court:

                  (1) Trustee's Motion for an Order Authorizing the Trustee to
         (a) Sell the Telereunion Assets Free and Clear of All Liens and Encumbrances, and (b) Assume and Assign Certain Executory Contracts and Unexpired Leases (the "Sale Motion");

                  (2) Trustee's Emergency Motion for an Order (a) Approving Bidding Producers and Manner of Notice in Connection with the Sale of the Debtors' Telereunion Assets Free and Clear of All Liens, Claims and Encumbrances and the Assumption and Assignment of Executory Contracts and Unexpired Leases, (b) Approving Payment of Break-Up Fee and Expense Reimbursement in Connection Therewith, Scheduling Date, Time and Place for Auction, and (c) Approving Form of Notice of the Bid Procedures, Sale Hearing and Auction (the "Sale Bid Procedure Motion");

                  (3) Trustee's Emergency Motion for Interim and Final Orders Pursuant to 11 U.S.C. ss.ss.105, 361, 362 and 364, (a) Approving Postpetition Financing and Related Relief and (b) Setting Final Hearing Pursuant to Bankruptcy Rule 4001(c) ("DIP Financing Motion"); and

                  (4) Motion to Expedite Hearing and to Shorten Notice of Bid Procedures and Interim Debtor-In-Possession Financing Motions (the "Expedited Hearing Motion").

                  The Sale Motion, Sale Bid Procedure Motion, DIP Financing Motion and Expedited Hearing Motion are publicly available at http://www.deb.uscourts.gov or may be obtained by contacting either the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, DE 19801 or the Trustee, David Neier, Winston & Strawn, 200 Park Avenue, New York, NY 10166; (phone) (212) 294-5318, (fax) (212) 294-4700; email: dneier@winston.com.

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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not applicable.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TELSCAPE INTERNATIONAL, INC.



                         By: /s/ David Neier
                             -------------------------------------------
                         Name:    David Neier, as Chapter 11 Trustee
                         Title:   Trustee




Dated: December 16, 2002


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